Exhibit 10.12

CAL DIVE INTERNATIONAL, INC.

Summary of
2009
Executive Officer Cash Compensation

Executive Management Team	Base Salary	Minimum Bonus Opportunity	Target Bonus Opportunity	Maximum Bonus Opportunity
Quinn J. Hébert President and CEO	$ 541,000	$ 600,000	$ 706,000	$ 812,000
Scott T. Naughton Executive VP and COO	376,000	306,000	360,000	414,000
G. Kregg Lunsford Executive VP and CFO	276,000	214,000	252,000	290,000
Lisa M. Buchanan Executive VP and General Counsel	263,000	195,000	229,000	263,000
	$1,456,000	$1,315,000	$1,547,000	$1,779,000